                                                               EXHIBIT 10.10 (v)

        [INDICATED PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED AND FILED
       SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO
                     A REQUEST FOR CONFIDENTIAL TREATMENT]

                               WARRANTY AGREEMENT



between:

                  Bayerische Motoren Werke
                  Aktiengesellschaft
                  Petualring 130
                  80788 Munchen
                  Germany
                  and subsidiaries (ref.ss.15 AktG)

                  (excluding Rover Group Ltd.  Birmingham)

                  -Referred to herein as,,BMW"-

and

                  Navigation Technologies BV
                  De Waal 15
                  5684 PH Best
                  Niederlande


                  -Referred to herein as the,,Supplier"-













                                                         Supplier-Nr.: 202202




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1.       CONTENT OF THE WARRANTY OBLIGATION

1.1 The subject of this Agreement is the Warranty for all products ("Parts") supplied by supplier, as a supplement to Section 7, of BMWs ,,Purchasing Terms and Conditions".(BMW Terms and Conditions for the Purchase of Production Material and Automobile Components)

         It is the sense of this agreement that the Parts delivered are defective when upon delivery they are encumbured by faults or flaws that nullify or diminish the value or the utility as described in the specifications (BMW Lastenheft), drawings and purchase orders. [redacted]

         [redacted]

1.2 Notifications of defects leading to warranty claims shall be checked by the supplier in order to determine the reasons for such defects. The scope and extent of such testing shall be agreed with BMW or shall be determined by BMW. The results of such testing shall be reported to BMW Immediately. For reoccuring defects it is suppliers obligation to immediately put the remedy process into operation once it is consented by BMW.

         The supplier shall periodically verify the corrective measures taken for their effectiveness and provide BMW with corresponding reports. Should the supplier be unable to perform such testing itself, BMW will carry out such testing and charge the cost incurred for such purpose to the supplier. Both parties hereto shall endeavor to agree on the amount of such costs in advance.

         [redacted]

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         Furthermore, supplier commits itself to revise faults reported by BMW
         [redacted]

1.3 Warranty handling procedures, warranty accounting, and warranty refunds shall be conducted between BMW and the supplier or by their nominated representatives.

1.4 All warranted Parts shall be replaced by new products. However, should repairs of defective Parts be agreed for economic or ecological reasons, rebuilt ("exchange") Parts shall be used for such repair purposes.

1.5 Except for those regulations expressly provided in this agreement the contractual relationship is governed by the currently agreed version of the following:

         BMW AG Purchasing Terms and Conditions
         BMW AG Terms for Production Equipment
         BMW AG Terms and Conditions for Deliveries
         BMW AG Supply Instructions
         BMW AG Quality Assurance Instructions

2.       Warranty period

         The warranty period expires [redacted] after the first registration of the vehicle or the installation of spare Parts, at the latest, however, [redacted] after delivery to the purchaser of the Part.. The warranty period is further limited by the warranty period currently granted by BMW AG to the purchaser of the vehicle or Part.

         However, In the case of Parts relevant to the emission control system and vehicle safety, the warranty period shall be determined by the pertinent legal requirements applicable in the various sales markets to which BMW AG exports cars, to the extent to which the warranty periods required in such sales markets exceed the above periods or mileage. Any costs resulting there from shall be the responsibility of the supplier.

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3.       WARRANTY FOR "ZERO-KILOMETER" FAILURES

         Zero-kilometer failures shall be deemed to be complaints

         -     in goods receiving - niet
         -     in further processing of semi-finished products - niet
         -     on the assembly line or in function testing after assembly - niet

         If defective Parts are delivered, the supplier shall first be given the opportunity before start of production (processing or fitting) to sort out and rework or replace them. If the supplier is unable to comply with or accomplish the afore stated immediately, BMW is entitled to rescind the contract to this extent and return the Parts at the supplier's risk. In addition, in urgent cases BMW may, after consultation with the supplier and on the supplier's behalf, accomplish the rework itself or have it done by a third party.

         BMW shall compile a test report specifying the costs incurred and shall return the deficient Parts to the supplier to the extent to which such deficiency has not been remedied by re-working, providing an appropriate, case-related calculation of the costs incurred. The test report will be sent to the supplier. Based on the content of the test report, and provided that there is a valid claim under this agreement, the following costs shall be charged to and refunded by the supplier upon return of the Part::

3.1      BMW production plants in Europe

         a) Supplies/Parts returned plus lump sum for packaging and freight [redacted]



         b) Procedure-related costs actually incurred for re-working or loss of processing at BMW or with a third party [redacted]


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3.2      BMW production plants outside Europe (CKD assembly)

         CKD claims from South Africa, Thailand, Malaysia, Indonesia, Vietnam, Mexico, Philippines, United Emirate and future CKD markets to be developed shall be settled as follows:

                  [redacted]

         b) Procedure-related costs actually incurred for re-working or loss of processing at-BMW or with a third party [redacted]

3.3      Failures and deficiencies caused by BMW

         Parts with deficiencies caused by BMW shall be returned to the supplier for repair, the lump sum repair charge agreed by the parties hereto being deducted from the value of such Parts and the residual value of [redacted] of the purchase price of the Part being debited to the supplier. The supplier shall repair such Parts and return them to BMW, charging BMW the currently valid purchase price. All repaired Parts shall be specially marked.

4.       Warranty for failures in the field
         "Failures in the field" shall be deemed to be deficiencies on vehicles which have already left BMW's production plants and facilities.

4.1      Warranty procedure for countries required to return Parts

4.1.1 BMW shall provide the supplier with defective Parts from the countries listed in the Annex (meaning that the countries in the Annex list are required to return Parts).

         BMW shall send defective Parts to the supplier, who shall then examine such Parts and inform BMW in writing of the result of the testing. Where it is determined appropriate,


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         BMW shall perform its own testing or participate in the testing conducted by the supplier. Should the supplier fail to submit the result of such a test to BMW within [redacted] from the date (date of shipping documents) that the Parts have been sent to the supplier, then the supplier shall be deemed to have duly acknowledged and accepted the Parts involved as deficient.

4.1.2    Parts free of deficiencies (Kein Fehler gefunden "KFG" Parts)

         The supplier shall return without delay all Parts tested as ,,KFG" (no trouble found) together with the individual test results attached to the respective warranty detail (warranty Parts tag), and except in case of destructive testing, the Part will be returned in its original condition. All functional Parts will be marked "tested by supplier to be free of defects."

         BMW Work Standard 600 13.0 Part 4 has to be applied accordingly to electric and electronic components only.

         The supplier's characterization of Parts as ,,KFG" confirms that the Part has no deficiencies and can be reused without limitation to its original warranty. [redacted]

4.1.3    BMW shall in all cases provide a defective Parts tag.

4.2      Warranty procedure for countries not required to return Parts

         All BMW sales markets not listed in the Annex shall be deemed countries not required to return Parts. In these cases BMW shall test deficiencies itself and Parts shall not be sent to the supplier. The supplier shall also be entitled to test such Parts provided he has informed BMW of his wish in due time. In such a case the supplier shall credit BMW by reimbursing the extra cost of handling/administration required.

         [redacted]. The calculation of such [redacted] is calculated in the Annex.

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4.3      Calculation and settlement of warranty costs

4.3.1 Basis for the calculation shall be the scope of warranty determined according to Section 4.1 above and the cost of re-procuring the deficient products delivered.

4.3.2 Calculation and settlement of accounts for the minimum standard warranty period currently granted globally by BMW

         At the conclusion of this agreement, BMW grants its customers a global warranty of at least 12 months

         BMW will charge the supplier in accordance with the calculation set out in the Annex.

5.       SERIES DEFECTS INCLUDING RECALLS

         Series defects shall be deemed to be an accumulation of warranty claims attributable to the same cause exceeding the zero-defect target plus a specific permissible defect rate. General quality deficiencies found throughout an entire series of Parts shall also be regarded as series defects. [redacted]

         Should preventive service measures (including recalls) require the exchange of Parts, [redacted]. This provision also applies to the Part deficiencies incurred before a service action/ Campaign is implemented, in which Parts are replaced because of the same cause of damage. Should comprehensive exchange of Parts not be possible because of limited Parts availability, or for reasons of damage containment, [redacted]

         Net warranty costs are calculated as follows:

         -        [redacted]

         -        [redacted]

         -        [redacted]

         -        [redacted]

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6.       DEFECTS AFTER WARRANTY PERIOD, GOODWILL

         ,,Cases of goodwill occur when BMW regulates individual and series defects beyond the time of warranty granted to the end-user.

         [redacted]

7.       PRODUCT LIABILITY

         In addition to Section 14.3 of the BMW Purchasing General Terms and Conditions, the parties hereto agree as follows:

         [redacted]

Munich, 08.09.1998

BAYERISCHE MOTOREN WERKE                          NAVIGATION TECHNOLOGIES H.V

AKTIENGESELLSCHAFT

/s/                                                    /s/
---------------------------                       ------------------------------
Signature                                         Signature

/s/ Hans-Ulrich Linder
---------------------------                       ------------------------------
Hans-Ulrich Lindner                               Denis Cohen

---------------------------
Signature

      /s/ Franz Hepers
---------------------------
Franz Hepers


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ANNEX TO THE WARRANTY AGREEMENT CONCLUDED BY

BAYERISCHE MOTOREN WORKE AG         and     NAVIGATION TECHNOLOGIES BV
                                            5684 PH BEST/ NIEDERLANDE
         DATED: 08.09.98                    (SUPPLIER)

RE. SECTION 4.1.1:
Countries required to return deficient Parts: Germany


RE. SECTION 4.3.2:
Calculation of the total cost to be incurred:

[redacted]

*)This lump sum shall be determined in accordance with the ratio between sales of BMW cars in Countries not required to return Parts and sales in the countries required to return Parts, in each case for the previous year. Should this ratio not be applicable to the items covered by the Agreement (e.g. because of model specifications varying from one country to another), the applicable ratio shall be determined and used for calculating the appropriate lump sum. If applicable, the lump sum may also be determined in due consideration of defect frequency varying from one region to another.
BMW shall review the lump sum annually and make an adjustment wherever necessary.


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